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                        [ARTHUR ANDERSEN LLP LETTERHEAD]





                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                        /s/ Arthur Andersen LLP



Detroit, Michigan,
  September 29, 1997